Exhibit 10.3

INLAND SECURITIES CORPORATION

fORM OF SELECTED RIA AGREEMENT

ipc alternative REAL ESTATE OPERATING PARTNERSHIP, LP

«DD_CONTACT»

«RIA»

«SUITE»

«ADDRESS»

«CITY», «STA» «ZIP»

Dear «SAL»:

We, Inland Securities Corporation (the “Dealer Manager”), have entered into a dealer manager agreement (the “Dealer Manager Agreement”) with IPC Alternative Real Estate Operating Partnership, LP (the “Operating Partnership”), the operating partnership for IPC Alternative Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”).

As described in the Dealer Manager Agreement, the Operating Partnership intends to acquire all of the ownership interests (“Interests”) in Self-Storage Portfolio V DST (the “Trust”) from investors in such Trust (the “Investors”) for consideration described in the disclosure materials dated February 13, 2024 and provided to each of the Investors (as used herein, as may be amended or supplemented from time to time, the “Offering Memorandum”). The transaction described in the preceding sentence is referred to herein as the “Transaction”. In connection with the Transaction, the Operating Partnership is offering to the Investors pursuant to the terms and conditions described in the Offering Memorandum (the “Offering”), the opportunity to elect to receive consideration in the form of partnership units in the Operating Partnership, including Class T partnership units, Class S partnership units, Class D partnership units and Class I partnership units (respectively, the “Class T Units,” the “Class S Units,” the “Class D Units” and the “Class I Units” and collectively, the “Units”).

The Offering is and shall be comprised of a maximum amount of Units set forth in the Offering Memorandum that will be issued and sold as consideration for and in exchange of a number of Interests per Unit that will be set forth in a pricing supplement to the Offering Memorandum.

Each Investor electing Units will be required to: (a) complete and execute a Consideration Election Form; (b) complete and execute an Investor Questionnaire, including a Consent and Disclosure for Electronic Delivery of Form 1065 Schedule K-1; (c) enter into a Tax Protection

Agreement; (d) enter into an Interest Contribution Agreement; and (e) complete a Required Tax Basis Information memorandum, each substantially in the form attached as an exhibit to the Offering Memorandum (collectively, the “Subscription Documents”), and will, upon acceptance of the subscriptions by the Operating Partnership, become a limited partner of the Operating Partnership (individually, a “Limited Partner” and collectively, the “Limited Partners”).

The Units are to be offered and sold to the Investors as described in the Offering Memorandum. Units are to be sold as consideration for and in exchange of a number of Interests per Unit calculated as described in the Offering Memorandum).

In connection with performing our obligations under the Dealer Manager Agreement, we are authorized to retain the services of registered investment advisers (each, a “Selected RIA”) in good standing under the Investment Advisers Act of 1940, as amended (the “Act”), to solicit subscriptions. You are hereby invited to become a Selected RIA and, as such, to use your best efforts to solicit subscribers for Units in accordance with the following terms and conditions of this Selected RIA Agreement (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Dealer Manager Agreement.

1.
Private Placement of Units. The Units have not and will not be registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), in connection with the Offering. No registration statement relating to the Units is required to be, has been or will be filed under the securities laws of any state. The Units will be offered and sold in reliance upon applicable exemptions from registration under the laws, regulations and policy statements of the United States and the applicable states, specifically relying on the safe harbor under Rule 506(b) of Regulation D, as promulgated under the 1933 Act.
2.
Offering and Sale of the Units.
(a)
Compliance with Laws. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, you may undertake solicitation and other activities only in accordance with this Agreement and the Offering Memorandum, and any state, federal, foreign or other laws, rules and regulations applicable to the Offering, the sale of Units or your activities pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal law, including the Gramm-Leach-Bliley Act of 1999, as amended (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the Commission and FINRA, the Bank Secrecy Act, as amended, the USA PATRIOT Act of 2001 (the “Patriot Act”), and regulations administered by the Office of Foreign Asset Control at the Department of the Treasury.
(b)
Suitability. In offering the Units to any Investor, you must have reasonable grounds to believe that: (i) the Investor meets the “accredited investor” standards that are set forth in the Rules and Regulations and the Purchase Agreement; (ii) the information contained in the Subscription Documents is true and correct in all material respects; and (iii) each Investor will be acquiring the Units for its own account and not for the account of others.

You agree not to execute any transaction in a discretionary account without prior written approval of the transaction by the Investor.

You shall maintain records describing the basis upon which you determined the suitability of any Investors offered Units. You shall maintain, for at least six years, or for a period of time not less than that required to comply with all applicable federal, state or other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation from the Investor that the Investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made satisfied the suitability standards. You further agree to make such records available to the Dealer Manager and the Operating Partnership upon request.

(c)
Delivery Obligation. You shall deliver to each Investor who subscribes for the Units, an Offering Memorandum, as then supplemented or amended, prior to the tender of his or her Subscription Documents.
(d)
Sales Literature. You may use and distribute in conjunction with the Offering only the Offering Memorandum and supplemental sales literature that has been previously approved in writing by the Operating Partnership, in connection with the Transaction. This “sales literature” may include a brochure describing the objectives and strategy of the Operating Partnership and may also contain pictures and summary descriptions of the Operating Partnership’s properties, as well as audiovisual materials, Internet website and tape presentations highlighting and explaining various features of the Offering or the Transaction, properties of prior real estate programs and real estate investments in general, and articles and publications concerning real estate.
(e)
No Additional Information. Neither you nor any other person is authorized by the Operating Partnership or by us to give any information or make any representations in connection with this Agreement or the offer of Units other than those contained in the Offering Memorandum or any sales literature approved by the Operating Partnership. You are not authorized to act as our agent in any respect, and you shall neither act as our agent nor purport to act as our agent.
(f)
Jurisdictions. You shall offer the Units only in the jurisdictions in which you are legally qualified to so act and in which you have been advised by the Dealer Manager that such offers can be made.
(g)
Due Diligence. Prior to offering the Units for sale, you shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Operating Partnership, its affiliates or related parties through the Offering Memorandum or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Units. In the event that you determine, based on the reasonable opinion of you or your counsel, that the Offering Memorandum, or any amendment or any supplement thereto, contains any untrue statement of fact that is material, or omits to state a fact that is material and is required to be stated therein or is necessary to make the statements therein not misleading, you will have an affirmative obligation to promptly advise the Dealer Manager of such, so that it may notify the Operating Partnership. In determining the adequacy of disclosed facts pursuant to the foregoing, you may obtain, upon reasonable request, information on material facts relating to the Operating Partnership or the Units.
(h)
Investor Disclosure. Prior to the sale of the Units, you shall inform the prospective Investor of all pertinent facts relating to the limited liquidity and marketability of the Units.
(i)
RIA. You are, and during the term of this Agreement will be, a registered investment adviser in good standing under the Act.
(j)
Dealer Affiliation; Custodian of Assets/Registered Broker-Dealer. It is expressly understood by Selected RIA that any Units offered and sold pursuant to this Agreement will be offered and sold through Selected RIA’s custodian of assets/registered broker-dealer identified on the signature page hereto as the broker-dealer responsible for effecting transactions in the Units (the “Custodian of Assets/Registered Broker-Dealer”). The Custodian of Assets/Registered Broker-Dealer is a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Selected RIA acknowledges and represents that its transactions in the Units shall be effected through the Custodian of Assets/Registered Broker-Dealer. The Selected RIA shall cooperate with Dealer Manager to secure any agreement as may be required with the Custodian of Assets/Registered Broker-Dealer with respect to the Units. Selected RIA acknowledges that the Dealer Manager will not act as broker-dealer of record or custodian for any Units offered and sold pursuant to this Agreement.
(k)
Unit Classes. The Selected RIA may sell the classes of Units designated on Schedule I.
3.
Submission of Orders.
(a)
Each Investor desiring to purchase Units in the Offering will be required to complete and execute the Subscription Documents in accordance with the instructions set forth in the Offering Memorandum and to deliver to you such completed and executed Subscription Documents.
(b)
If you receive Subscription Documents not conforming to the foregoing instructions, you shall return such Subscription Documents directly to such subscriber not later than the end of the next business day following their receipt.
(c)
All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Operating Partnership, which reserves the right to reject any order. Orders not accompanied by Subscription Documents may be rejected. Issuance of the Units will be made only after acceptance of the subscription from the Operating Partnership.
4.
Electronic Signatures.
(a)
Electronic Signatures. If you have adopted or later adopt a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature,” as such term is defined in the Electronic Signature Law (as defined below), you shall:
(i)
confirm that each Electronic Signature is genuine and agree that your delivery of any offering document containing an Electronic Signature to us or the Operating Partnership constitutes your representation that such Electronic Signature is genuine;
(ii)
ensure that each Electronic Signature represents the signature of the person required to sign the Subscription Documents or other form to which such Electronic Signature is affixed;
(iii)
comply with all applicable terms of the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where you are licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the Commission and FINRA, as each may be amended from time to time (collectively, “Electronic Signature Law”);
(iv)
maintain written policies and procedures covering the use of Electronic Signatures; and
(v)
agree to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit A.
(b)
Acting as Agent of the Company. You acknowledge that you are acting as an agent of the Operating Partnership only with respect to the administration of the subscription process and the obtainment of electronic signatures and only to the extent your actions are in compliance with this Agreement.
5.
Compensation. The Operating Partnership and the Dealer Manager shall pay no Selling Commissions, Dealer Manager Fees, Distribution Fees or other transaction-based compensation to the Selected RIA.
6.
Dealer Manager Authority; Liability. We shall have full authority to take any action we may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. We shall not be liable to you for any loss, liability, claim, damage or expense whatsoever except for obligations expressly assumed by us hereunder; provided further, that nothing in this paragraph shall be deemed to relieve the undersigned from any liability imposed by the Securities Act.
7.
Privacy Act.
(a)
You shall comply with all applicable federal and state regulations regarding customer and consumer privacy, including Title V of the GLBA and the Fair Credit Reporting Act (“FCRA”) and the applicable GLBA and FCRA implementing regulations. Privacy provisions of the GLBA limit disclosure of customer information to uses required by law, regulation or rule, or uses consistent with the purposes for which this information was disclosed in this Agreement. As used in this Agreement, “customer information” is defined as any information contained on a customer’s application and includes all nonpublic personal information about a customer provided or shared by the Operating Partnership, us and you.
(b)
You, the Dealer Manager and the Operating Partnership shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage and disclosure described in this Section 7. Except as expressly permitted under the FCRA, you agree that you shall not disclose any information that would be considered a “consumer report” under the FCRA.
(c)
You shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event you, the Dealer Manager or the Operating Partnership expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section 7, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section 7, shall be prohibited.
(d)
You shall implement and maintain commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. You further agree to cause all your agents, representatives, affiliates, subcontractors, or any other party to whom you provide access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section 7.
8.
Anti-Money Laundering. You shall comply with applicable laws and regulations, including federal and state securities laws, the Patriot Act, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of FINRA. You hereby represent that you have adopted and implemented, and will maintain, a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations. In accordance with these applicable laws and regulations and your AML Program, you shall take reasonable efforts to verify the identity of new customers, maintain customer records, and check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s list of Specially Designated Nationals and Blocked Persons. Further, you shall provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. You shall monitor account activity to identify patterns of unusual timing, size or volume, geographic factors, and any of the other “red flags” described in the Patriot Act as potential signals of money laundering or terrorist financing, and shall submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Operating Partnership and we reserve the right to reject account applications from new customers who fail to provide necessary account information or who intentionally provide misleading information. Upon request by the Dealer Manager at any time, you hereby agree to furnish (a) a copy of your AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with your most recent independent testing of your AML Program.

9.
Indemnification.
(a)
You shall indemnify and hold harmless us, the Operating Partnership and our respective officers, directors, employees and agents, and each Investor, if any, who controls us or the Operating Partnership within the meaning of the Securities Act (the “OP Indemnified Parties”, and together with the Selected RIA Indemnified Parties, the “Indemnified Parties”) from and against any losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, (i) any breach of this Agreement or applicable law by you or (ii) any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact necessary to make any statements, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made by you, or your authorized agents or representatives, in connection with the offer and sale of Units, and was not based on any untrue statement or alleged untrue statement or omission or alleged omission made by any OP Indemnified Party to you, your authorized agents or representatives, on which you or your affiliates, officers, directors, employees and agents duly relied. You shall reimburse the OP Indemnified Parties for any reasonable legal or other expenses reasonably incurred by the OP Indemnified Parties, in connection with investigating or defending any loss, claim, damage, liability or action.
(b)
Promptly after receipt by an Indemnified Party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, the Indemnified Party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; provided, that the failure of the Indemnified Party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any Indemnified Party under that subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by that failure. In case any action is brought against any Indemnified Party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to that indemnified party.
(c)
An Indemnified Party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to that Indemnified Party for any legal expenses of any other counsel or any other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. If, however, the Indemnified Party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to retain counsel of its choice and the reasonable legal and other expenses incurred by the Indemnified Party shall be borne by the indemnifying party.
(d)
Each Indemnified Party receiving reimbursement of reasonable legal and other expenses undertakes to repay the funds advanced by the indemnifying party, in cases in which the Indemnified Party is thereafter found not to be entitled to indemnification hereunder.
(e)
If the indemnification provided for in this Section 9 is unavailable to any Indemnified Party under paragraphs (a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, liabilities, claims, damages or expenses (i) in the proportion as is appropriate to reflect the relative benefit of the Operating Partnership, us and you, respectively, from the proceeds received in the Offering pursuant to the Dealer Manager Agreement and this Agreement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above but also the relative faults of the Operating Partnership, us or you, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership, us and you, respectively, in connection with the proceeds received in the Offering pursuant to the Dealer Manager Agreement and the relevant Offering Participant Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to the Dealer Manager Agreement and this Agreement (before deducting expenses), received by the Operating Partnership, and the total Distribution Fees and other compensation retained by the Dealer Manager and you, respectively, in each case as set forth on the cover of the Offering Memorandum, bear to the aggregate offering price of the Units sold in the Offering as set forth on such cover. The relative fault of the Operating Partnership, us and you shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact related to information supplied by the Operating Partnership, by the Dealer Manager or by you, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. You agree that Sections 11(d) through (g) of the Dealer Manager Agreement shall apply to your contribution obligations pursuant to this section.
10.
Termination of Agreement. This Agreement, except for the provisions of Section 7 and Section 9 hereof, may be terminated at any time by either party hereto by two days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the date the Dealer Manager Agreement is terminated, except for the provisions of Section

2(a), Section 2(b), Section 4, Section 5, Section 7, Section 9, Section 10, Section 11 and Section 12 hereof, each of which shall survive the termination of this Agreement.
11.
Operating Partnership as Party to Agreement. The Operating Partnership and the OP Indemnified Parties shall be third party beneficiaries to your representations, warranties, covenants and agreements contained in Section 9. The Operating Partnership and the OP Indemnified Parties shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which each is a third party beneficiary.
12.
Confidentiality. It is anticipated that (i) you and your officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents that are conducting a due diligence inquiry on your behalf and (ii) Investors or committees, as the case may be, responsible for determining whether you will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the REIT, Operating Partnership, the Dealer Manager, IPC Alternative Real Estate Advisor, LLC (the “Advisor”), or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the REIT, Operating Partnership, the Dealer Manager, the Advisor, or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the REIT, Operating Partnership, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the Transaction or the business and affairs of the REIT, Operating Partnership, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. You agree to keep, and to cause your Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with your due diligence inquiry. You agree to not disclose, and to cause your Diligence Representatives not to disclose, such Confidential Information to the public, or to your sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agree not to use the Confidential Information in any manner in the offer and sale of the Units. You further agree to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of your due diligence inquiry and (b) informing each recipient of such Confidential Information of your confidentiality obligation. You acknowledge that you or your Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the REIT or the Operating Partnership, and agree that the foregoing restrictions shall apply to any such previously received Confidential Information. You acknowledge that you or your Diligence Representatives may in the future receive

Confidential Information either in individual or collective meetings or telephone calls with the Operating Partnership, and agree that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. You acknowledge the restrictions and limitations of Regulation F-D promulgated by the Commission and agree that the foregoing restrictions are necessary and appropriate in order for the Operating Partnership to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Operating Partnership or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the Commission or FINRA), provided that you shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).
13.
Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered: (i) when delivered personally or by commercial messenger; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; (iii) when transmitted, if sent by facsimile copy or electronic mail, provided confirmation of receipt is received by sender and such notice is sent by an additional method provided hereunder, in each case above provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager, to:	Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523 Attention: Michael Ezzell Telephone: (630) 218-8000 Facsimile: (630) 645-2082 E-mail: mezzell@inland-securities.com
with copies to:	IPC Alternative Real Estate Operating Partnership, LP 2901 Butterfield Road Oak Brook, IL 60523 Attention: Keith Lampi Telephone: 630-218-8000 Facsimile: 630-586-6131 E-mail: lampi@inlandprivatecapital.com
If to the Selected RIA, to:	______________________________ ______________________________ ______________________________ ______________________________ ______________________________ ______________________________

14.
Applicable Law. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of Illinois.
15.
Not a Separate Entity. Nothing herein contained shall constitute you, Inland Securities Corporation, the other Offering Participants or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding and agreement, please sign and return the attached duplicate of this Agreement. Your indicated acceptance thereof shall constitute a binding agreement between you and us.

Very truly yours,

INLAND SECURITIES CORPORATION

We confirm our agreement to act as a Selected RIA pursuant to all the terms and conditions of the above Selected RIA Agreement. We hereby represent that we will comply with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder, and applicable blue sky or other state securities laws including the rules and regulations thereunder. We confirm that we are a registered investment adviser in good standing under the Act and represent that we will comply with the rules and regulations promulgated thereunder.

Dated:
Name of Selected RIA:
CRD Number:

Authorized Signature	Please print Name and Title
Email Address:

Name of Custodian of Assets/Registered Broker-Dealer:

SELECTED RIA AGREEMENT

IPC ALTERNATIVE REAL ESTATE OPERATING PARTNERSHIP, LP

SCHEDULE I

ADDENDUM

TO

SELECTED RIA AGREEMENT WITH

INLAND SECURITIES CORPORATION

Name of Selected RIA:

Unit Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE SELECTED RIA ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED UNIT CLASS

Check Box	Unit Class	Distribution Fee	Minimum Investment Amount
☐	Class D (advisory)	0.25% per annum of aggregate NAV of outstanding Class D Units	$200,000
☐	Class I (institutional)	None	$200,000

Special Instructions:

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

INLAND SECURITIES CORPORATION

“SELECTED RIA”

(Print Name of Selected RIA)

I-1

EXHIBIT A TO SELECTED RIA AGREEMENT

Electronic Signature Use Indemnity Agreement

Selected RIA has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 4 of the Selected RIA Agreement). In consideration of the Operating Partnership allowing Selected RIA and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Selected RIA does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Operating Partnership, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Selected RIA’s representations or covenants set forth in Section 4 of the Selected RIA Agreement or the representations described below.

The Selected RIA represents that it will comply with all applicable terms of Electronic Delivery Law as outlined in Section 4 of the Selected RIA Agreement. Selected RIA represents that the Operating Partnership may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Selected RIA’s client given with such client’s prior authorization and consent. Selected RIA represents that the Operating Partnership may act in accordance with the instructions authorized by Electronic Signature without any responsibility to verify that Selected RIA’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Selected RIA’s client received all disclosures required by applicable Electronic Signature Law. Selected RIA agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Operating Partnership.